EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contacts: Ray Davis President/CEO Umpqua Holdings Corporation 503-727-4101 raydavis@umpquabank.com	Dan Sullivan EVP/CFO Umpqua Holdings Corporation 503-727-4103 dansullivan@umpquabank.com

UMPQUA HOLDINGS REPORTS FIRST QUARTER 2007
OPERATING EARNINGS OF $0.36 PER DILUTED SHARE
Credit quality excellent, Loan pipeline strong

PORTLAND, Ore. – April 19, 2007 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced first quarter 2007 operating earnings of $21.0 million, or $0.36 per diluted share, compared to $17.6 million, or $0.39 per diluted share, for the first quarter of 2006. Operating earnings exclude merger related expenses, net of tax.

Including merger related expenses, net income for the first quarter of 2007 was $20.7 million, or $0.35 per diluted share, compared to $17.4 million, or $0.39 per diluted share for the first quarter of 2006.

		Quarter ended:

(Dollars in thousands, except per share
data)	3/31/2007	12/31/2006	3/31/2006

Net Income	$20,662	$24,533	$17,427
Add Back: Merger related
expenses, net of tax	332	249	151

Operating Earnings	$20,994	$24,782	$17,578

Earnings per diluted share:
Net Income	$0.35	$0.42	$0.39
Operating Earnings	$0.36	$0.42	$0.39

Total consolidated assets as of March 31, 2007 were $7.3 billion, compared to $5.5 billion a year ago. Total gross loans and leases, and deposits, were $5.4 billion and $5.8 billion, respectively, as of March 31, 2007, compared to $4.1 billion and $4.2 billion, respectively, a year ago. The Company completed the acquisition of Western Sierra Bancorp in June 2006.

Umpqua Holdings Corporation Announces First Quarter 2007 Results
April 19, 2007

Umpqua Bank, Umpqua Holdings’ bank subsidiary, reported on a tax equivalent basis a net interest margin of 4.72% for the first quarter of 2007, compared to 4.95% for the first quarter of 2006, and 4.97% for the fourth quarter of 2006. The decrease in net interest margin over these time periods resulted from increases in short-term market interest rates and the competitive climate, with the cost of deposits increasing more than earning asset yields.

"Our first quarter 2007 earnings reflected the economic pressures facing the banking industry as a whole,” said Ray Davis, Umpqua Holdings Corporation president and CEO. “In response, management has made multiple changes to lower the cost structure of the Company, and are confident that these adjustments, combined with our long term strategy, have positioned us for improved earnings over the balance of the year."

During the first quarter of 2007, the Company had net recoveries of $90 thousand or 0.01% of average loans and leases. This compares to net recoveries of $640 thousand and net charge-offs of $510 thousand for the first and fourth quarters of 2006, respectively. Non-performing loans and leases were $13.3 million at March 31, 2007, representing just 0.25% of total loans and leases. The allowance for credit losses was 1.14% of total loans and leases at March 31, 2007.

Excluding merger related expenses, the Bank efficiency ratio was 55.9% for the first quarter of 2007, compared to 53.6% for the first quarter of 2006. The increase related primarily to the decline in the net interest margin as discussed previously.

During the first quarter of 2007, the Company elected early adoption of Statements of Financial Accounting Standard (SFAS) 157 and 159, effective January 1, 2007. SFAS 159, which was issued in February 2007, generally permits the measurement of selected financial instruments at fair value as of specified election dates. Upon adoption of SFAS 159, the Company selected the fair value measurement option only on certain junior subordinated debentures. The initial fair value measurement of these debentures resulted in a $2.1 million cumulative-effect adjustment, net of tax, recorded as a reduction in retained earnings as of January 1, 2007.

As of March 31, 2007, total shareholders’ equity was $1.2 billion. Book value per share was $20.07 and tangible book value per share was $8.42.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that providing non-GAAP financial measures provides investors with information useful in understanding Umpqua’s financial performance. Umpqua provides measures based on “operating earnings,” which exclude merger-related expenses. Operating earnings per diluted share is calculated by dividing operating earnings by the same diluted share total used in determining diluted earnings per share.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables or where the non-GAAP measure is presented.

Umpqua Holdings Corporation Announces First Quarter 2007 Results
April 19, 2007

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about the prospects for growth and the positive effect of adjustments to Umpqua Bank's cost structure.

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 134 locations between Sacramento, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, April 19, 2007, at 10:00 a.m. PST (1:00 p.m. EST) during which the Company will discuss first quarter 2007 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 800-857-1742 a few minutes before 10:00 a.m. The password is “UMPQUA.” Information to be discussed in the teleconference will be available on the Company’s website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately one hour after the conference call by dialing 800-860-4707, or by visiting that website.

Umpqua Holdings Corporation Announces First Quarter 2007 Results
April 19, 2007

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
		Quarter Ended:

Dollars in thousands, except per share data	March 31, 2007	December 31, 2006		March 31, 2006

Interest income
Loans and leases	$103,981	$106,757		$73,120
Interest and dividends on investments:
Taxable	7,519	7,169		6,711
Exempt from federal income tax	1,228	1,141		744
Dividends	65	80		44
Temporary investments	894	1,367		127

Total interest income	113,687	116,514		80,746

Interest expense
Deposits	41,031	38,769		21,038
Repurchase agreements and
fed funds purchased	403	483		2,389
Junior subordinated debentures	3,534	3,856		3,012
Term debt	80	117		28

Total interest expense	45,048	43,225		26,467
Net interest income	68,639	73,289		54,279
Provision for loan and lease losses	83	125		21
Non-interest income
Service charges	7,052	7,435		5,484
Brokerage fees	2,417	2,241		2,368
Mortgage banking revenue	1,799	1,768		1,844
Gain (loss) on sale of securities	5	(20)	-	-
Other income	2,363	2,689		2,506

Total non-interest income	13,636	14,113		12,202

Non-interest expense
Salaries and benefits	28,269	27,315		21,801
Occupancy and equipment	8,826	8,845		7,168
Other	12,363	12,465		9,760
Merger related expenses	554	415		251

Total non-interest expense	50,012	49,040		38,980
Income before provision for income taxes	32,180	38,237		27,480
Provision for income tax	11,518	13,704		10,053

Net income	$20,662	$24,533		$17,427

Weighted average shares outstanding	58,176,465	58,045,755		44,658,423
Weighted average diluted shares outstanding	58,830,444	58,774,890		45,029,063

Earnings per share – Basic	$0.36	$0.42		$0.39
Earnings per share – Diluted	$0.35	$0.42		$0.39

Umpqua Holdings Corporation Announces First Quarter 2007 Results
April 19, 2007

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)

Dollars in thousands, except per share data	March 31, 2007	December 31, 2006	March 31, 2006

Assets:
Cash and due from banks	$140,986	$169,769	$120,615
Temporary investments	87,877	165,879	1,855
Investment securities:
Trading	3,010	4,204	372
Available for sale	786,301	715,187	648,487
Held to maturity	8,698	8,762	7,633
Loans held for sale	16,515	16,053	11,760
Loans and leases	5,392,137	5,361,862	4,096,194
Less: Allowance for loan and lease losses	(60,263)	(60,090)	(44,546)

Loans and leases, net	5,331,874	5,301,772	4,051,648
Restricted equity securities	15,510	15,255	14,264
Premises and equipment, net	100,189	101,830	88,857
Other real estate owned	--	--	69
Mortgage servicing rights, net	9,524	9,952	11,203
Goodwill and other intangibles	677,854	679,493	408,156
Other assets	159,700	156,080	110,925

Total assets	$7,338,038	$7,344,236	$5,475,844

Liabilities:
Deposits	$5,830,905	$5,840,294	$4,229,648
Securities sold under agreements
to repurchase	48,434	47,985	65,490
Fed funds purchased	--	--	207,500
Term debt	7,461	9,513	3,111
Junior subordinated debentures, at fair value	100,076	--	--
Junior subordinated debentures, at amortized cost	105,480	203,688	165,643
Other liabilities	77,323	86,545	53,670

Total liabilities	6,169,679	6,188,025	4,725,062

Shareholders' equity:
Common stock	933,064	930,867	567,369
Retained earnings	242,870	234,783	195,639
Accumulated other comprehensive loss	(7,575)	(9,439)	(12,226)

Total shareholders' equity	1,168,359	1,156,211	750,782

Total liabilities and shareholders' equity	$7,338,038	$7,344,236	$5,475,844

Common shares outstanding at period end	58,223,810	58,080,171	44,721,027
Book value per share	$20.07	$19.91	$16.79
Tangible book value per share	$8.42	$8.21	$7.66
Tangible equity	$490,505	$476,718	$342,626

Umpqua Holdings Corporation Announces First Quarter 2007 Results
April 19, 2007

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)

Dollars in thousands	March 31, 2007	December 31, 2006	March 31, 2006

Loans and leases by class:

Commercial real estate	$2,732,029	$2,657,040	$2,231,075
Residential real estate	315,764	320,412	216,740
Construction	1,155,821	1,203,657	712,454

Total real estate	4,203,614	4,181,109	3,160,269
Commercial	1,123,654	1,126,189	877,102
Leases	24,293	22,870	16,959
Installment and other	51,175	43,108	52,691
Deferred loan fees, net	(10,599)	(11,414)	(10,827)

Total loans and leases	$5,392,137	$5,361,862	$4,096,194

	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	March 31, 2007	December 31, 2006	March 31, 2006

Allowance for credit losses
Balance beginning of period	$60,090	$60,475	$43,885
Provision for loan and lease losses	83	125	21

Charge-offs	(713)	(1,618)	(613)
Less recoveries	803	1,108	1,253

Net (charge-offs) recoveries	90	(510)	640

Total Allowance for loan and lease losses	60,263	60,090	44,546

Reserve for unfunded commitments	1,231	1,313	1,642

Total Allowance for credit losses	$61,494	$61,403	$46,188

Net charge-offs (recoveries) to average
loans and leases (annualized)	(0.01)%	0.04%	(0.06)%
Recoveries to gross charge-offs	113%	68%	204%
Allowance for credit losses to
loans and leases	1.14%	1.15%	1.13%
Allowance for credit losses to
nonperforming loans and leases	463%	678%	592%
Nonperforming loans and leases
to total loans and leases	0.25%	0.17%	0.19%

Nonperforming assets:
Nonperforming loans and leases	$13,296	$9,058	$7,796
Real estate owned	--	--	69

Total nonperforming assets	$13,296	$9,058	$7,865

Umpqua Holdings Corporation Announces First Quarter 2007 Results
April 19, 2007

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

		Quarter Ended:

	March 31, 2007	December 31, 2006	March 31, 2006

Net Interest Spread:
Yield on loans and leases	7.81%	7.91%	7.37%
Yield on taxable investments	4.61%	4.71%	4.44%
Yield on tax-exempt investments (1)	5.89%	5.51%	5.59%
Yield on temporary investments	5.28%	5.41%	4.28%
Total yield on earning assets (1)	7.42%	7.50%	6.96%

Cost of interest bearing deposits	3.62%	3.44%	2.63%
Cost of securities sold under agreements
to repurchase and fed funds purchased	3.00%	2.90%	4.14%
Cost of term debt	3.76%	4.19%	3.62%
Cost of junior subordinated debentures	6.96%	7.50%	7.37%
Total cost of interest bearing liabilities	3.76%	3.61%	2.94%

Net interest spread (1)	3.66%	3.89%	4.02%
Net interest margin (1)	4.49%	4.73%	4.69%

As reported:
Return on average assets	1.15%	1.35%	1.31%
Return on average tangible assets	1.27%	1.49%	1.41%
Return on average equity	7.22%	8.47%	9.50%
Return on average tangible equity	17.36%	20.77%	21.04%

Excluding merger related expense net of
tax (2):
Return on average assets	1.17%	1.37%	1.32%
Return on average tangible assets	1.29%	1.51%	1.42%
Return on average equity	7.33%	8.56%	9.58%
Return on average tangible equity	17.64%	20.98%	21.22%

Bank Only Ratios:
Umpqua Bank efficiency ratio (2)	55.88%	51.66%	53.59%
Umpqua Bank net interest margin (1)	4.72%	4.97%	4.95%

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation Announces First Quarter 2007 Results
April 19, 2007

	Deposits by Type
		(Unaudited)

	March 31, 2007		December 31, 2006		March 31, 2006

Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix

Demand, non interest-bearing	$1,180,536	20.2%	$1,222,107	20.9%	$990,803	23.4%
Demand, interest-bearing	2,543,560	43.6%	2,490,386	42.7%	1,768,347	41.8%
Savings	361,100	6.2%	368,238	6.3%	355,280	8.4%
Time	1,745,709	30.0%	1,759,563	30.1%	1,115,218	26.4%

Total Deposits	$5,830,905	100.0%	$5,840,294	100.0%	$4,229,648	100.0%

Umpqua Holdings Corporation

	Average Balances
	(Unaudited)
		Quarter Ended:

Dollars in thousands	March 31, 2007	December 31, 2006	March 31, 2006

Loans held for sale	$15,004	$17,936	$9,551
Loans and leases	5,383,958	5,339,111	4,015,579
Earning assets	6,245,170	6,190,573	4,721,904
Goodwill & other intangibles	678,577	680,030	408,212
Total assets	7,256,788	7,201,791	5,411,417

Non interest bearing demand deposits	1,158,203	1,228,026	968,506
Interest bearing deposits	4,595,377	4,474,364	3,243,784

Total deposits	5,753,580	5,702,390	4,212,290
Interest bearing liabilities	4,864,543	4,755,568	3,646,484

Total shareholders’ equity	1,161,185	1,148,682	744,190
Tangible equity	482,608	468,652	335,978

Umpqua Holdings Corporation Announces First Quarter 2007 Results
April 19, 2007

Umpqua Holdings Corporation
Mortgage Banking Statistical Analysis
(unaudited)
		Quarter Ended:

	March 31, 2007	December 31, 2006	March 31, 2006

Dollars in thousands
Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$925,541	$955,444	$1,014,680

MSR Asset	$9,524	$13,553	$13,610
Less: Valuation reserve (1)	--	(3,601)	(2,407)

MSR Asset net	$9,524	$9,952	$11,203

MSR net as % of serviced portfolio	1.03%	1.04%	1.10%

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$1,728	$1,753	$1,523
Servicing	637	639	675
Amortization of MSR (1)	--	(264)	(321)
MSR valuation reserve change	--	(360)	(33)
Change in fair value of MSR	(566)	--	--

Total Mortgage Banking Revenue	$1,799	$1,768	$1,844

(1) The Company adopted SFAS No. 156 effective January 1, 2007, resulting in elimination of the mortgage servicing right valuation reserve and MSR amortization.

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